SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 3, 2019

OMNOVA SOLUTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	25435 Harvard Road, Beachwood, Ohio	44122-6201
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 682-7000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 3, 2019, OMNOVA Solutions Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Synthomer plc, a public limited company incorporated under the laws of England and Wales (“Parent”), Spirit USA Holdings Inc., an Ohio corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Synthomer USA LLC, a Delaware limited liability company and wholly owned subsidiary of Parent.
Upon consummation of the transactions contemplated by the Merger Agreement (the “Effective Time”), each common share, par value $0.10 per share, of the Company (“Company Common Shares”) issued and outstanding immediately prior to the Effective Time (other than dissenting shares, shares held in the treasury of the Company and shares held by Parent or any of its wholly owned subsidiaries) will be canceled and automatically converted into the right to receive $10.15 in cash, without interest and subject to any applicable withholding taxes (the “Per-Share Amount”).
Pursuant to the Merger Agreement, each unvested Company restricted share, restricted share unit, and performance share that is outstanding immediately prior to the Effective Time, will be canceled and converted into the right to receive an amount in cash equal to the Per-Share Amount. Each Company performance share will be considered to have vested at target achievement levels.
Consummation of the proposed transactions is subject to customary conditions, including: (a) the absence of any applicable order or injunction prohibiting the proposed transactions; (b) approval by the Company’s shareholders; (c) approval by the Parent’s shareholders; (d) obtaining antitrust and other regulatory approvals in the United States and certain other jurisdictions; (e) the accuracy of certain representations and warranties of each party, subject to specified materiality qualifiers; (f) performance in all material respects by each party of its covenants; and (g) in the case of Parent’s obligations to complete the proposed transactions, there not having been any “material adverse effect” on the Company.
The Merger Agreement contains customary representations, warranties, and covenants, including, among others, covenants: (a) that each of the parties uses its reasonable best efforts to cause the proposed transactions to be consummated; (b) that require Parent and the Company to take actions that may be necessary to obtain required antitrust approvals; (c) that require the Company (i) subject to certain restrictions, to operate in the ordinary course of business consistent with past practice until the Effective Time, (ii) not to initiate, solicit or knowingly facilitate or encourage the making of any inquiries or proposals relating to alternate transactions or, subject to certain exceptions, engage in any discussions or negotiations with respect thereto, and (iii) to convene a meeting of the Company’s shareholders and solicit proxies from its shareholders in favor of the adoption of the Merger Agreement; and (d) that require Parent (y) not to initiate, solicit or knowingly facilitate or encourage the making of any inquiries or proposals relating to certain acquisitions of Parent's equity or assets or, subject to certain exceptions, engage in any discussions or negotiations with respect thereto, and (z) to convene a meeting of Parent’s shareholders and solicit proxies from its shareholders in favor of approving the transactions and certain matters related thereto.
Simultaneously with the execution of the Merger Agreement, certain shareholders of Parent have delivered to the Company and Parent irrevocable undertakings pursuant to which such shareholders irrevocably undertake, among other things, to vote at the meeting of Parent’s shareholders all of the ordinary shares of Parent over which each has voting control in favor of approval of the transactions and certain matters related thereto.
Subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the proposed transactions are not consummated by nine (9) months after the date of the Merger Agreement, subject to automatic extension for an additional period of three (3) months if necessary to obtain regulatory clearances. Consummation of the proposed transactions is not subject to any financing condition.

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, including, without limitation, (i) a change in the recommendation of the Company’s board of directors or a termination of the Merger Agreement by the Company to enter into an agreement for a “superior proposal,” the Company will pay Parent a cash termination fee equal to $15,800,000, and (ii) a change in recommendation of Parent’s board of directors or a termination of the Merger Agreement by the Company or Parent due to a failure in certain circumstances to obtain certain antitrust approvals with respect to the transactions, Parent will pay the Company a cash termination fee equal to $15,800,000.
The Merger Agreement has been included as Exhibit 2.1 to this Current Report on Form 8-K to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries and affiliates. The representations, warranties, and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement as of the specific dates set forth therein, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
In connection with the above-described Merger Agreement, on July 3, 2019, the Company issued a press release announcing that the parties had entered into a definitive agreement for the acquisition of the Company by Parent. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition

The press release issued by the Company on July 3, 2019, attached hereto as Exhibit 99.1, included the Company’s announcement of its financial results for its second fiscal quarter ended May 31, 2019 and is incorporated in this Item 2.02 by reference.

Item 8.01	Other Events

Also on July 3, 2019, the Company issued a letter from Anne P. Noonan, President and Chief Executive Officer of the Company, to all of the Company’s employees announcing the proposed transactions. A copy of the letter is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No	Document
2.1(*)	Agreement and Plan of Merger, dated as of July 3, 2019 among Synthomer plc, Spirit USA Holdings Inc., Synthomer USA LLC and OMNOVA Solutions Inc.
99.1	Press Release issued by OMNOVA Solutions Inc., dated July 3, 2019.
99.2	Letter to Employees from Anne Noonan
* Schedules and exhibits have been omitted and will be furnished to the SEC upon request.

Forward-Looking Statements
Forward-looking statements within this Current Report on Form 8-K are being made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate the transactions contemplated by the Merger Agreement with Parent. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the transactions contemplated by the Merger Agreement may not be consummated in a timely manner, if at all; (ii) the risk that the definitive Merger Agreement may be terminated in circumstances that require the Company to pay Parent a termination fee; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) the effect of the announcement of the proposed transactions on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (v) risks related to obtaining the requisite consents to the proposed transactions, including, without limitation, the receipt of approval from the Company’s shareholders and Parent’s shareholders, the timing (including possible delays) and receipt of regulatory clearance from governmental authorities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental authority may deny any such approval; and (vi) the conditions of the capital markets during the period covered by the forward-looking statements. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.
Additional Information
In connection with the proposed transactions, the Company intends to file with the United States Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to the Company’s shareholders, and other documents relevant to the transactions contemplated by the Merger Agreement. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE TRANSACTIONS. Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company’s at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from the Company’s website, www.omnova.com, or by contacting the Company’s Investor Relations at (216) 682-7003.
Participants in the Solicitation
The Company, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s investors and security holders in connection with the proposed transactions. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transactions will be included in the proxy statement and other documents relevant to the proposed transactions that the Company intends to file with the SEC. These documents may be obtained for free (when they become available) as described above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Frank P. Esposito
Name:	Frank P. Esposito
Title:	Vice President, Corporate Secretary and Investor Relations; Assistant General Counsel
Date:	July 3, 2019

EXHIBIT INDEX

Exhibit Number	Description
2.1(*)	Agreement and Plan of Merger, dated as of July 3, 2019 among Synthomer plc, Spirit USA Holdings Inc., Synthomer USA LLC and OMNOVA Solutions Inc.
99.1	Press Release, dated July 3, 2019, issued by OMNOVA Solutions Inc.
99.2	Letter to Employees from Anne Noonan